Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of AtlasClear Holdings, Inc. of our report dated September 29, 2025, relating to our audits of the June 30, 2025 and 2024 financial statements of AtlasClear Holdings, Inc. Our audit report includes an explanatory paragraph relating to AtlasClear Holdings, Inc.’s ability to continue as a going concern.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

November 7, 2025